NEWS	Exhibit 99.1

Mark Graff
Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2018 Q1 Diluted EPS of $0.68 and Adjusted Diluted EPS of $0.71
Q1 Comparable Restaurant Sales Growth of 4.3% at Outback With Positive Traffic of 2.2%
Q1 Combined U.S. Comparable Restaurant Sales Growth of 2.8%
Reaffirms Full Year 2018 Guidance For Adjusted Diluted EPS and U.S. Comparable Sales

TAMPA, Fla., April 26, 2018 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the first quarter 2018 (“Q1 2018”) compared to the first quarter 2017 (“Q1 2017”).

Highlights for Q1 2018 include the following:

•	Comparable restaurant sales were up 4.3% at U.S. Outback Steakhouse with traffic up 2.2%(1);

•	Combined U.S. comparable restaurant sales were up 2.8%(1);

•	Comparable restaurant sales were up 1.1% for Outback Steakhouse in Brazil; and

•	Opened 12 new restaurants, including 9 in international markets.
____________________________

(1)	For Q1 2018, comparable restaurant sales and traffic compare the thirteen weeks from January 1, 2018 through April 1, 2018 to the thirteen weeks from January 2, 2017 through April 2, 2017.

Impact of the Adoption of New Revenue Recognition Standard

Beginning with Q1 2018, our financial statements include the impact of our adoption of the new revenue recognition standard. We have restated historical periods to reflect the impact of this new standard. For Q1 2018 and Q1 2017, there was an approximate $0.04 increase to Adjusted Diluted EPS. For the full year Fiscal 2017, there was an approximate ($0.05) decrease to Adjusted Diluted EPS. We anticipate the impact to Fiscal 2018 to also approximate a ($0.05) decrease to Adjusted Diluted EPS, consistent with Fiscal 2017.
In the following table, Q1 2018 and Q1 2017 include the $0.04 increase to Adjusted Diluted EPS as described above.

Diluted EPS and Adjusted Diluted EPS

The following table reconciles Diluted earnings per share to Adjusted diluted earnings per share for the periods as indicated below.

	Q1
	2018	2017	CHANGE
Diluted earnings per share	$0.68	$0.46	$0.22
Adjustments	0.03	0.12	(0.09)
Adjusted diluted earnings per share	$0.71	$0.58	$0.13

___________________
See Non-GAAP Measures later in this release.

CEO Comments

“The first quarter was a strong start to what we believe will be a very good year for Bloomin’ Brands,” said Liz Smith, CEO. “At Outback, sales and traffic remained well above the industry, and it is clear that our investments in the customer experience are working. In addition, we remain on track to meet our financial objectives for the year.”

First Quarter Financial Results

(dollars in millions)	Q1 2018	Q1 2017	CHANGE
Total revenues	$1,116.5	$1,154.7	(3.3)%

U.S. GAAP restaurant-level operating margin	16.6%	17.8%	(1.2)%
Adjusted restaurant-level operating margin (1)	16.5%	17.3%	(0.8)%

U.S. GAAP operating income margin	7.0%	6.7%	0.3%
Adjusted operating income margin (1)	7.4%	8.2%	(0.8)%
___________________

(1)	See Non-GAAP Measures later in this release.

•
As described in the table below, our Q1 2018 fiscal calendar began one week later than Q1 2017. This shift impacts the comparability of the two periods. Q1 2017 includes several high-volume days between December 26th and December 31st. Q1 2018 excludes these high-volume days. This shift had an approximate ($19 million) negative impact on revenue and a (0.3%) negative impact on operating income margin.

First Quarter Fiscal Calendar Calculation Dates
January 1, 2018 - April 1, 2018
vs.
December 26, 2016 - March 26, 2017

•
The decrease in total revenues was primarily due to domestic refranchising and the one-week shift in the fiscal calendar, partially offset by increases from higher comparable restaurant sales and an increase in franchise and other revenues.

•
The increase in U.S. GAAP operating income margin was primarily due to lapping restaurant closing costs associated with restaurant closure initiatives and increases in average check. These increases were partially offset by higher labor costs from wage inflation and investments in our service model, changes in product mix, higher operating expenses and higher commodity costs.

•
The primary difference between U.S. GAAP and adjusted operating income margin is Q1 2017 adjusted operating income margin excludes restaurant closing costs associated with restaurant closure initiatives. These costs were included as expenses in Q1 2017 U.S. GAAP operating income margin.

First Quarter Comparable Restaurant Sales(1)

THIRTEEN WEEKS ENDED APRIL 1, 2018	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	4.3%
Carrabba’s Italian Grill	0.9%
Bonefish Grill	(0.1)%
Fleming’s Prime Steakhouse & Wine Bar	2.9%
Combined U.S.	2.8%

International
Outback Steakhouse - Brazil	1.1%
___________________

(1)	For Q1 2018, comparable restaurant sales compare the thirteen weeks from January 1, 2018 through April 1, 2018 to the thirteen weeks from January 2, 2017 through April 2, 2017.

Dividend Declaration and Share Repurchases
On April 24, 2018 our Board of Directors declared a quarterly cash dividend of $0.09 per share to be paid on May 18, 2018 to all stockholders of record as of the close of business on May 7, 2018.

On February 16, 2018, our Board of Directors approved a $150.0 million share repurchase program. As of April 26, 2018, we had $95 million remaining under this authorization. This authorization will expire on August 16, 2019.

Fiscal 2018 Financial Outlook
The impact of our adoption of the new revenue recognition standard is now included in our diluted earnings per share guidance. For Fiscal 2018, we expect a ($0.05) reduction in adjusted diluted earnings per share. This is consistent with the impact of adopting the new standard to Fiscal 2017 as outlined in the supplemental 8-K exhibit furnished concurrently with this release. Despite the anticipated unfavorable ($0.05) impact of this change on Fiscal 2018 results, we are maintaining our 2018 adjusted diluted earnings per share outlook of $1.38 to $1.45. The adjusted diluted earnings per share growth rate on a comparable basis is now approximately 16% to 21%, up from 11% to 16% excluding the impact of the 53rd week in 2017.

We are reaffirming all aspects of our full-year financial guidance as previously communicated in our February 22, 2018 earnings release except for guidance related to our tax rate. Our tax rate is now expected to be lower due to discrete tax benefits in Q1 2018 and the tax benefit of certain stock option exercises.

Financial Results:	Outlook on Feb. 22	Current Outlook

U.S. GAAP effective income tax rate (1)	9% to 10%	6.5% to 7.5%

Adjusted effective income tax rate (1)	11% to 12%	8.5% to 9.5%

___________________

(1)
The primary difference between our U.S. GAAP outlook and our adjusted outlook for both diluted earnings per share and effective income tax rate is driven by anticipated adjustments in connection with our relocation and restaurant closure initiatives.

Conference Call
The Company will host a conference call today, April 26th at 9:00 AM ET. The conference call can be accessed live over the telephone by dialing (877) 407-9039 or (201) 689-8470 for international participants. A replay will be available beginning two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers. The replay will be available through Thursday, May 3, 2018. The conference ID for the live call and replay is 13678547. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures

In addition to the results provided in accordance with U.S. GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margin and (vi) Adjusted segment income from operations and the corresponding margin.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace U.S. GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables four, five and six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

In this release, we have also included forward-looking non-GAAP information under the caption “Fiscal 2018 Financial Outlook”. This relates to our current expectations for fiscal year 2018 adjusted diluted EPS and adjusted effective income tax rate. We have also provided information with respect to our expectations for the corresponding GAAP measures.

The differences between our disclosed GAAP and non-GAAP expectations are described to the extent practicable under “Fiscal 2018 Financial Outlook”. However, in addition to the general cautionary language regarding all forward-looking statements included elsewhere in this release, we note that, because the items we adjust for in our non-GAAP measures may vary from period to period without correlation to our core performance, they are by nature more difficult to predict and estimate, so additional adjustments may occur in the remainder of the fiscal year and they may significantly impact our GAAP results.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates approximately 1,500 restaurants in 48 states, Puerto Rico, Guam and 19 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “Impact of the Adoption of New Revenue Recognition Standard”, “CEO Comments” and “Fiscal 2018 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; application of the new revenue recognition rules or other accounting standards; the effects of changes in tax laws; challenges associated with our expansion, remodeling and relocation plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effectiveness of our strategic actions; the cost and availability of credit; interest rate changes; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; and our ability to continue to pay dividends and repurchase shares of our common stock. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(in thousands, except per share data)	APRIL 1, 2018	MARCH 26, 2017
Revenues
Restaurant sales	$1,099,003	$1,143,831
Franchise and other revenues	17,462	10,880
Total revenues	1,116,465	1,154,711
Costs and expenses
Cost of sales	352,132	364,748
Labor and other related	311,062	324,398
Other restaurant operating	253,345	251,124
Depreciation and amortization	50,120	46,590
General and administrative	68,696	71,941
Provision for impaired assets and restaurant closings	2,739	19,076
Total costs and expenses	1,038,094	1,077,877
Income from operations	78,371	76,834
Other income (expense), net	1	(51)
Interest expense, net	(10,310)	(9,141)
Income before provision for income taxes	68,062	67,642
Provision for income taxes	1,925	18,004
Net income	66,137	49,638
Less: net income attributable to noncontrolling interests	739	1,013
Net income attributable to Bloomin’ Brands	$65,398	$48,625

Earnings per share:
Basic	$0.71	$0.47
Diluted	$0.68	$0.46

Weighted average common shares outstanding:
Basic	92,268	103,074
Diluted	95,782	106,413

Cash dividends declared per common share	$0.09	$0.08

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED
U.S. Segment	APRIL 1, 2018	MARCH 26, 2017
Revenues
Restaurant sales	$984,344	$1,035,555
Franchise and other revenues	14,363	8,118
Total revenues	$998,707	$1,043,673
Restaurant-level operating margin	16.3%	17.6%
Income from operations	$109,134	$108,817
Operating income margin	10.9%	10.4%
International Segment
Revenues
Restaurant sales	$114,659	$108,276
Franchise and other revenues	3,099	2,762
Total revenues	$117,758	$111,038
Restaurant-level operating margin	19.4%	20.3%
Income from operations	$8,325	$8,635
Operating income margin	7.1%	7.8%
Reconciliation of Segment Income from Operations to Consolidated Income from Operations
Segment income from operations
U.S.	$109,134	$108,817
International	8,325	8,635
Total segment income from operations	117,459	117,452
Unallocated corporate operating expense	(39,088)	(40,618)
Total income from operations	$78,371	$76,834

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(in thousands)	APRIL 1, 2018	DECEMBER 31, 2017
Cash and cash equivalents (1)	$105,840	$128,263
Net working capital (deficit) (2)	$(396,089)	$(453,183)
Total assets	$2,454,268	$2,561,894
Total debt, net	$1,142,190	$1,118,104
Total stockholders’ equity (3)	$108,435	$81,231
Common stock outstanding (3)	91,416	91,913
_________________

(1)	Excludes restricted cash.

(2)
The Company has, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). The Company operates successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on its current liabilities, and its inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

(3)	During the thirteen weeks ended April 1, 2018, we repurchased 2.1 million shares of our outstanding common stock.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTEEN WEEKS ENDED		(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	APRIL 1, 2018		MARCH 26, 2017
Consolidated:	U.S. GAAP	ADJUSTED (1)	U.S. GAAP	ADJUSTED (2)	YEAR TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	32.0%	32.0%	31.9%	31.9%	(0.1)%
Labor and other related	28.3%	28.3%	28.4%	28.4%	0.1%
Other restaurant operating	23.1%	23.1%	22.0%	22.4%	(0.7)%

Restaurant-level operating margin (3)	16.6%	16.5%	17.8%	17.3%	(0.8)%

Segments:
Restaurant-level operating margin - U.S. (3)	16.3%	16.2%	17.6%	17.1%	(0.9)%
Restaurant-level operating margin - International (3)	19.4%	19.4%	20.3%	20.3%	(0.9)%
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(1)
Includes adjustments of $0.8 million for gains on the disposal of certain surplus properties and the write-off of $0.2 million of deferred rent liabilities associated with our relocation program, recorded in Other restaurant operating within the U.S. segment.

(2)	Includes adjustments for the reversal of $5.1 million of deferred rent liabilities related to approved closure initiatives, recorded in Other restaurant operating within the U.S. segment.

(3)
The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:

(i)	Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.

(ii)	Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.

(iii)	General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.

(iv)	Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
INCOME FROM OPERATIONS, NET INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(in thousands, except per share data)	APRIL 1, 2018	MARCH 26, 2017
Income from operations	$78,371	$76,834
Operating income margin	7.0%	6.7%
Adjustments:
Restaurant relocations and related costs (1)	1,725	2,107
Restaurant and asset impairments and closing costs (2)	1,295	15,497
Severance (3)	965	—
Legal and contingent matters	470	—
Transaction-related expenses	—	207
Total income from operations adjustments	4,455	17,811
Adjusted income from operations	$82,826	$94,645
Adjusted operating income margin	7.4%	8.2%

Net income attributable to Bloomin’ Brands	$65,398	$48,625
Adjustments:
Income from operations adjustments	4,455	17,811
Total adjustments, before income taxes	4,455	17,811
Adjustment to provision for income taxes (4)	(1,681)	(4,419)
Net adjustments	2,774	13,392
Adjusted net income	$68,172	$62,017

Diluted earnings per share	$0.68	$0.46
Adjusted diluted earnings per share	$0.71	$0.58

Diluted weighted average common shares outstanding	95,782	106,413
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(1)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(2)	Represents asset impairment charges and related costs primarily associated with approved closure and restructuring initiatives.

(3)	Relates to severance expense incurred primarily as a result of restructuring.

(4)	Represents income tax effect of the adjustments for the periods presented.

Following is a summary of the financial statement line item classification of the net income adjustments:

	THIRTEEN WEEKS ENDED
(dollars in thousands)	APRIL 1, 2018	MARCH 26, 2017
Other restaurant operating	$(958)	$(5,139)
Depreciation and amortization	1,588	1,593
General and administrative	1,557	2,389
Provision for impaired assets and restaurant closings	2,268	18,968
Provision for income taxes	(1,681)	(4,419)
Net adjustments	$2,774	$13,392

TABLE SIX
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
U.S. Segment	THIRTEEN WEEKS ENDED
(dollars in thousands)	APRIL 1, 2018	MARCH 26, 2017
Income from operations	$109,134	$108,817
Operating income margin	10.9%	10.4%
Adjustments:
Restaurant relocations and related costs (1)	1,725	2,107
Restaurant and asset impairments and closing costs (2)	(616)	15,497
Severance (3)	888	—
Transaction-related expenses	—	207
Adjusted income from operations	$111,131	$126,628
Adjusted operating income margin	11.1%	12.1%

International Segment
(dollars in thousands)
Income from operations	$8,325	$8,635
Operating income margin	7.1%	7.8%
Adjustments:
Restaurant and asset impairments and closing costs (2)	1,911	—
Adjusted income from operations	$10,236	$8,635
Adjusted operating income margin	8.7%	7.8%
_________________

(1)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(2)	Represents asset impairment charges and related costs primarily associated with approved closure and restructuring initiatives.

(3)	Relates to severance expense incurred primarily as a result of restructuring.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	DECEMBER 31, 2017	OPENINGS	CLOSURES	APRIL 1, 2018
U.S.
Outback Steakhouse
Company-owned	585	—	(1)	584
Franchised	155	—	(1)	154
Total	740	—	(2)	738
Carrabba’s Italian Grill
Company-owned	225	—	(1)	224
Franchised	3	—	—	3
Total	228	—	(1)	227
Bonefish Grill
Company-owned	194	—	(1)	193
Franchised	7	—	—	7
Total	201	—	(1)	200
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	69	1	—	70
Express
Company-owned	2	2	—	4
U.S. Total	1,240	3	(4)	1,239
International
Company-owned
Outback Steakhouse—Brazil (1)	87	2	—	89
Other	37	—	(1)	36
Franchised
Outback Steakhouse - South Korea	72	6	(2)	76
Other	53	1	—	54
International Total	249	9	(3)	255
System-wide total	1,489	12	(7)	1,494
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(1)	The restaurant counts for Brazil are reported as of November 30, 2017 and February 28, 2018 to correspond with the balance sheet dates of this subsidiary.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	Q1
	2018 (1)	2017
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more) (2):
U.S.
Outback Steakhouse	4.3%	1.4%
Carrabba’s Italian Grill	0.9%	(3.8)%
Bonefish Grill	(0.1)%	(0.8)%
Fleming’s Prime Steakhouse & Wine Bar	2.9%	(2.9)%
Combined U.S.	2.8%	(0.2)%
International
Outback Steakhouse - Brazil (3)	1.1%	3.6%

Traffic:
U.S.
Outback Steakhouse	2.2%	(2.1)%
Carrabba’s Italian Grill	(5.6)%	(7.2)%
Bonefish Grill	(2.4)%	(2.2)%
Fleming’s Prime Steakhouse & Wine Bar	(2.4)%	(7.5)%
Combined U.S.	(0.2)%	(3.3)%
International
Outback Steakhouse - Brazil	(1.6)%	(1.8)%

Average check per person increases (4):
U.S.
Outback Steakhouse	2.1%	3.5%
Carrabba’s Italian Grill	6.5%	3.4%
Bonefish Grill	2.3%	1.4%
Fleming’s Prime Steakhouse & Wine Bar	5.3%	4.6%
Combined U.S.	3.0%	3.1%
International
Outback Steakhouse - Brazil	3.0%	6.2%
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(1)	For Q1 2018, comparable restaurant sales and traffic compare the thirteen weeks from January 1, 2018 through April 1, 2018 to the thirteen weeks from January 2, 2017 through April 2, 2017.

(2)
Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates. Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

(3)	Includes trading day impact from calendar period reporting.

(4)	Average check per person increases include the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.